UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2024

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024 (the “Effective Date”), Oncocyte Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Ekkehard Schütz, M.D., Ph.D., the Company’s Chief Science Officer. The Employment Agreement is effective from the Effective Date until the earlier of termination or four years after the Effective Date. The Employment Agreement supersedes and replaces the Managing Director Service Agreement Dr. Schütz previously entered into with the Company’s wholly owned German subsidiary, Chronix Biomedical GmbH.

Pursuant to the Employment Agreement, Dr. Schütz’s annual base salary is $351,525.20 (the “Base Salary”) and he will be eligible to receive an annual cash bonus equal to fifty percent (50%) of the Base Salary (the “Annual Bonus”). Additionally, in the event of termination of Dr. Schütz’s employment by the Company without Cause (as defined in the Employment Agreement) or Dr. Schütz resigns for Good Reason (as defined in the Employment Agreement), then Dr. Schütz will be entitled to receive the following: (i) all accrued but unpaid Base Salary, (any accrued but unpaid vacation or paid time off, (iii) any other vested benefits to which Dr. Schütz is entitled under the Company’s benefits plans, (iv) an amount equal to twelve months of the Base Salary, (v) a pro-rated portion of the Annual Bonus, (vi) up to twelve months of continued participation in the Company’s group health plan, (vii) with respect to each outstanding time-based equity award, if any, accelerated vesting of the next tranche of time-based equity that would have vested had Dr. Schütz remained employed through the next applicable vesting date, and (viii) with respect to each outstanding performance-based equity award, accelerated time vesting of any options that are performance vested as of the date of termination.

Additionally, the Employment Agreement contains standard cooperation, non-disparagement, non-publicity, general release and clawback provisions.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under, and are qualified in their entirety by reference to the full text of, the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: May 23, 2024	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer